UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2012

ALL AMERICAN GOLD CORP.
(Exact name of registrant as specified in its charter)

Wyoming	000-54008	26-0665571
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

700 North High School Road, Suite 203, Indianapolis, Indiana	46214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 317-926-4653

___________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 13, 2012, we entered into a non-binding Letter of Intent (the “Desert Pacific ‘Essex’ LOI”) with Desert Pacific Exploration, Inc. (“Desert Pacific”) that set out the general terms and conditions between Desert Pacific and the Corporation for the “Essex” mineral property located in White Pine County, Nevada, which allows us to exclusively investigate the mineral property until May 12, 2012, and whereby the Corporation has an exclusive right to enter into a mining option agreement with Desert Pacific at any time prior to May 12, 2012. In consideration of signing the Letter of Intent, we have paid to Desert Pacific sum of $2,500 concurrently with the execution and delivery of the LOI.

We now have thirty (30) days within which to review historical records on the Essex property, discuss their implications with Desert Pacific and our engineers so as to determine if we wish to enter into a mining option agreement with Desert Pacific to explore the project.

Essex Mineral Property, White Pine County, Nevada

The Essex Project is comprised of 18 unpatented mining claims covering a total of 360 acres within the Nevada mining district, White Pine County, Nevada and is located approximately 10 miles southeast of Ely, Nevada. This project represents an advanced stage exploration property with no defined resource. However, drilling on roughly 400 feet centers with significant underground workings have identified a mineralized zone approximately 4,500 feet in length and open in both directions. The project area encompasses a northwesterly trending structural zone which can be followed along strike for over 2,500 meters. The structure cuts Devonian Guillemette limestone, Devonian/Mississippian Pilot shale, Mississippian Joana limestone, and Mississippian Chainman shale which are the host rocks in the “Alligator Ridge” district. Workings and drill holes have encountered gold and silver within a jasperoid developed along Joana-Chainman contact zone where it plunges to the west. The mineralization has been followed to depths of 700 feet in historic workings.

Historic work in the area was initiated as early as 1869 when a minor amount of silver was produced. Production started again in the early 1900’s when manganese ore was shipped. Gold and silver was mined from 1936 to 1939.

Recent exploration includes 2 holes by Newmont in 1978, 7 holes by Homestake in 1980, and 26 holes by Echo Bay from 1988 to 1989. This work defines a corridor of gold and silver mineralization trending northwesterly for over 2,500 meters. The zone is lost under alluvial cover to the southeast and northwest, but appears to continue based on CSMT surveys conducted by Cominco in 1996.

Desert Pacific believes the property shares similarities with Alligator Ridge and has gold mining potential. Targets within the Pilot Shale, the main host for Alligator Ridge ore deposits, remain untested.

Item 9.01 Financial Statements and Exhibits

10.01	Letter of Intent between All American Gold Corp. and Desert Pacific Exploration, Inc. dated April 13, 2012.

10.02	News Release issued and dated April 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL AMERICAN GOLD CORP.

/s/ “Brent Welke”
Brent Welke
President, Secretary, CEO and Director
Date: April 23, 2012